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                       SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON DC 20549

                                  -------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) September 30, 2004

                        CONSUMER PORTFOLIO SERVICES, INC.
                        ---------------------------------
               (Exact Name of Registrant as Specified in Charter)

         CALIFORNIA                  001-14116                  33-0459135
         ----------                  ---------                  ----------
(State or Other Jurisdiction        (Commission               (IRS Employer
     of Incorporation)              File Number)            Identification No.)

                   16355 Laguna Canyon Road, Irvine, CA 92618
                   ------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

        Registrant's telephone number, including area code (949) 753-6800

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

The information contained in Item 2.03 of this report is hereby incorporated by reference into this Item 1.01.

On September 30, 2004, Consumer Portfolio Services, Inc. ("CPS") and its wholly owned subsidiary CPS Receivables Corp. ("Subsidiary") entered into a series of agreements under which Subsidiary purchased from CPS, and sold to CPS Auto Receivables Trust 2004-C, a Delaware statutory trust (the "Trust") approximately $69.2 million of subprime automotive receivables (the "Initial Receivables"). Subsidiary also committed to purchase and to sell to the Trust, and CPS committed to sell to Receivables, an additional $30.8 million of similar automotive receivables (the "Subsequent Receivables").

CPS disclaims any implication that the agreements relating to such transactions are other than agreements entered into in the ordinary course of CPS's business.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLI-GATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in CPS's press release dated October 5, 2004, filed with this report as Exhibit 99.1, is incorporated herein by this reference.

CPS, Subsidiary, the Trust and others on September 30, 2004 entered into a series of agreements that, among other things, created long-term obligations that are material to CPS, Subsidiary and the Trust. Under these agreements (i) CPS sold the Initial Receivables to Subsidiary, and committed to sell the Subsequent Receivables to Subsidiary not later than October 31, 2004, (ii) Subsidiary sold the Initial Receivables to the Trust, and committed to sell the Subsequent Receivables to the Trust, (iii) the Trust pledged the Initial Receivables, and committed to pledge the Subsequent Receivables, to Wells Fargo Bank, N.A. ("Wells"), as indenture trustee for benefit of the holders of the Notes (as defined below), and for benefit of the Insurer (as defined below),
(iv) the Trust issued and sold $91.0 million of asset-backed notes, in two classes (such notes collectively, the "Notes"), (v) a portion of the proceeds from the sale of the Notes was pledged to the Trustee for benefit of the holders of the Notes, to be used to fund the purchase price of the Subsequent Receivables, (vi) an insurance company, Financial Security Assurance Inc. (the "Insurer"), issued a policy (the "Policy") guaranteeing payment of principal and interest on the Notes, and (vii) a cash deposit (the "Reserve Account") in the amount of 9.00% of the aggregate balance of the Initial Receivables was pledged for the benefit of the Insurer.

Security for the repayment of the Notes consists of the Initial Receivables and, when and if sold, the Subsequent Receivables (together, the "Receivables"), and the rights to payments relating to the Receivables. The Receivables were originated or purchased by CPS and CPS will act as the servicer of the Receivables. Credit enhancement for the Notes consists of over-collateralization, the Reserve Account, and the Policy, which guarantees the obligations of the Trust to pay interest on, and repay the principal balance of, the Notes. Wells will act as collateral agent and trustee on behalf of the secured parties, and is the backup servicer.

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The Notes are obligations only of the Trust, and not of Subsidiary nor of CPS.
Nevertheless, the Notes are properly treated as long-term debt obligations of CPS. The sale and issuance of the Notes, treated as secured financings for accounting and tax purposes, are treated as sales for all other purposes, including legal and bankruptcy purposes. None of the assets of the Trust or Subsidiary are available to pay other creditors of CPS or its affiliates.

Upon completion of the anticipated October 2004 sale of the Subsequent Receivables to the Trust, the Trust will hold a fixed pool of amortizing assets. The Trust is obligated to pay principal and interest on the Notes on a monthly basis. Interest is payable at fixed rates on the outstanding principal balance of each of the two classes of the Notes, and principal is payable by reference to the aggregate principal balance of the Receivables (adjusted for chargeoffs and prepayments, among other things) and agreed required over-collateralization.

At such time as the aggregate outstanding principal balance of the Receivables is less than 10% of the initial aggregate balance of $100 million, CPS will have the option to purchase the trust estate at fair market value, provided that such purchase price is sufficient to cause the Notes to be redeemed and paid in full, and to cause other obligations of the Trust to be met.

If an event of default were to occur under the agreements, the Insurer would have the right to accelerate the maturity of the Notes, and the required amount of the Reserve Account would increase to an amount equal to the outstanding aggregate principal balance of the Notes. Such increase would have the effect of redirecting to the Reserve Account the cash proceeds of the Receivables that otherwise would be released to Subsidiary, until such time, if any, as the Reserve Account reached the increased required level. Events of default include pool performance ratios, in addition to such events as failure to make required payments on the Notes, breaches of warranties, representations or covenants under any of the agreements or specified bankruptcy-related events. In addition, if the Receivables (pledged as security for the Notes) were to experience net loss ratios, delinquency ratios, or default rates that are higher than specified levels, the existence of such a "trigger event" would also increase the Reserve Account requirements, though to a lesser extent, which would also have the effect of redirecting to the Reserve Account certain cash proceeds of the Receivables that otherwise would be released to Subsidiary.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

Neither financial statements nor pro forma financial information are filed with this report.

One exhibit is filed herewith:

EXHIBIT NUMBER           DESCRIPTION
99.1                     Consumer Portfolio Services, Inc. October 5, 2004 press
                         release.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                         CONSUMER PORTFOLIO SERVICES, INC.


Dated: October 5, 2004                   By: /S/ CHARLES E. BRADLEY
                                         ---------------------------------------
                                         Charles E. Bradley, Jr.
                                         President and chief
                                         executive officer
                                         Signing on behalf of the registrant
                                         and as principal executive officer

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                                  EXHIBIT INDEX


EXHIBIT NUMBER           DESCRIPTION

99.1 Consumer Portfolio Services, Inc. October 5, 2004 press release.